United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 14, 2011

MDU COMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26053	84-1342898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60-D Commerce Way
Totowa, New Jersey 07512
(Address of principal executive offices including zip code)

(973) 237-9499
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

On July 14, 2011, MDU Communications International, Inc. (the “Company”) held its Annual General Meeting of Stockholders in Totowa, New Jersey. Three issues were put forth to the stockholders; (i) election of one director, (ii) approval of an amendment to increase the number of authorized shares in the 2009 Employee Stock Purchase Plan from 150,000 to 600,000, and (iii) ratification of appointment of independent registered public accountants for fiscal 2011.

On the issue of re-election of J.E. “Ted” Boyle to the Board of Directors for a term of two years, 1,194,632 shares were voted in favor and 2,082,334 shares were withheld.  Mr. Boyle was not re-elected to the Board of Directors.

On the issue of amending the 2009 Employee Stock Purchase Plan to increase the number of authorized shares from 150,000 to 600,000, 1,147,293 shares were voted in favor, 2,126,848 shares were voted against and 2,825 shares abstained.  The amendment was rejected.

On the issue of ratification of the independent registered public accountants, 4,425,410 shares were voted in favor, 147,029 shares were voted against, and 1,683 shares abstained.  The Independent Registered Public Accounting Firm of J.H. Cohn LLP was appointed for fiscal 2011.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As a result of the July 14, 2011 Annual General Meeting of Stockholders set forth above, Ted Boyle’s term as a Director of the Company expired as of July 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU COMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Sheldon Nelson
Sheldon Nelson
Chief Executive Officer

Dated: July 17, 2011